Exhibit 99.1

Transcat, Inc. 35 Vantage Point Drive • Rochester • NY • 14624 • Phone: (585) 352-7777

Transcat Net Income Doubles on 14% Revenue Growth for
Fiscal 2014 First Quarter

•	First quarter revenue of $28.7 million increased 14.4% over the prior-year period

•	Service revenue increased 34.4% in the quarter and was driven by both organic and acquired growth; Service segment contribution margin expanded 93.5%

•	Distribution sales increased 3.7% in the first quarter; Distribution segment contribution margin improved 1.9%

•	First quarter operating income, net income and EPS all nearly doubled compared with the prior year, driven by strong growth in Service segment operating income

ROCHESTER, NY, July 30, 2013 – Transcat, Inc. (NASDAQ: TRNS) (“Transcat” or the “Company”), a leading provider of accredited calibration, repair, inspection and compliance services and distributor of professional grade handheld test, measurement and control instrumentation, today reported financial results for its fiscal 2014 first quarter ended June 29, 2013.  Included in the reported results were those of Anacor Compliance Services, Inc., acquired on July 16, 2012, and Cal-Matrix Metrology Inc., acquired on January 25, 2013.

Fiscal 2014 first quarter total revenue increased 14.4% to $28.7 million from $25.1 million in the first quarter of the prior fiscal year, driven by Service segment revenue growth of 34.4%.  Distribution segment sales increased 3.7% from the prior fiscal year period.

Operating income doubled to $1.2 million, or 4.0% of revenue, in the first quarter of fiscal 2014 compared with $0.6 million, or 2.4% of revenue, in the prior fiscal year period, with operating margin improving 160 basis points.  Total operating expenses increased 8.0% in the first quarter of fiscal 2014, primarily due to sales and marketing investments in the Service segment, incremental costs from recent acquisitions and year-over-year changes in performance-based compensation.

Net income was $0.7 million, or $0.09 per diluted share, in the first quarter of fiscal 2014, compared with $0.4 million, or $0.05 per diluted share, in the first quarter of fiscal 2013.

Lee D. Rudow, President and Chief Executive Officer of Transcat commented, “Our first quarter performance was very strong and reflects the continued implementation and success of our strategic initiatives, most notably, in our Service segment.  This segment’s performance benefited from organic growth, as well as recent acquisitions, and demonstrates the inherent operating leverage in the business.  While our Distribution segment’s sales and contribution margin increased relative to the prior year, we did experience a slight decline in the segment’s operating earnings as a result of increased stock-based compensation, all of which was anticipated in the quarter’s results.”

During the first quarter of fiscal 2014, Transcat generated $1.9 million of EBITDA (earnings before interest, taxes, depreciation and amortization), an increase of $0.7 million when compared with the same quarter of the prior fiscal year.  Service segment EBITDA increased significantly from $0.1 million to $1.0 million, while the Distribution segment EBITDA declined from $1.1 million to $0.9 million.  See Note 1 on page 3 for a description of this non-GAAP financial measure and page 8 for the EBITDA Reconciliation table.

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Transcat Net Income Doubles on 14% Revenue Growth for Fiscal 2014 First Quarter
July 30, 2013

Service Segment Gross Profit and Operating Income Expand Significantly

Service Segment:  Represents the Company’s accredited calibration, repair, inspection and compliance services business (41% of total revenue for the first quarter of fiscal 2014)

•
Service segment revenue increased 34.4%, or $3.0 million, to $11.7 million in the first quarter of fiscal 2014 compared with the first quarter of fiscal 2013, which was attributable to both recent acquisitions and organic growth.

•
Fiscal 2014 first quarter Service segment gross profit improved $1.2 million, or 60.0%, to $3.2 million from $2.0 million in the prior fiscal year period, while gross margin expanded 430 basis points to 27.2%.  The gross margin improvement was driven by the operating leverage from higher organic revenue growth.

•
Service segment contribution margin increased $0.7 million, or 93.5%, to $1.5 million compared with the first quarter of fiscal 2013.  See Note 1 on page 3 for a description of this non-GAAP financial measure and page 9 for the Contribution Margin Reconciliation in the Business Segment Data.

•
Operating expenses associated with the Service segment increased 21.3% to $2.7 million in the first quarter of fiscal 2014 and included investments in sales and marketing to drive organic growth as well as incremental costs associated with recent acquisitions.

•
Service segment operating income improved measurably to $0.5 million in the first quarter of fiscal 2014 from an operating loss in the prior-year period. Operating margin improved 690 basis points over the same comparable period.

•
Service segment EBITDA increased to $1.0 million in the first quarter of fiscal 2014 compared with $0.1 million in the first quarter of fiscal 2013.  As a percentage of Service segment revenue, EBITDA for the Service segment was 8.5% and 1.0% in the first quarters of fiscal 2014 and 2013, respectively.  See Note 1 on page 3 for a description of this non-GAAP financial measure and page 8 for the EBITDA Reconciliation table.

Mr. Rudow noted, “We were successful in driving organic growth and customer retention in the Service segment as a result of the restructuring of our sales and marketing organization and improving market conditions.”

Distribution Segment Sales and Contribution Margin Increase

Distribution Segment:  Represents the Company’s distribution of professional grade handheld test, measurement and control instrumentation business (59% of total revenue for the first quarter of fiscal 2014)

•
Distribution segment sales were $17.0 million in the first quarter of fiscal 2014, an increase of 3.7% over $16.4 million of segment sales in the first quarter of fiscal 2013 and were aided by one additional business day.  Sales per business day improved 1.9% over the first quarter of fiscal 2013.

•
On-line distribution sales increased 16.1% to $2.3 million in the first quarter of fiscal 2014 from $1.9 million in the prior-year period.  On-line sales accounted for 13.3% and 11.9% of Distribution segment sales in the first quarters of 2014 and 2013, respectively.

•
First quarter Distribution segment gross profit decreased $0.2 million to $4.0 million, primarily due to competitive pricing pressures and direct versus reseller sales mix.  The change in mix also reflects some high volume, low margin, opportunistic orders.  As a result, Distribution segment gross margin declined 200 basis points for the first quarter of fiscal 2014 when compared with the first quarter of fiscal 2013.

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Transcat Net Income Doubles on 14% Revenue Growth for Fiscal 2014 First Quarter
July 30, 2013

•
Despite the decline in the Distribution segment’s gross profit, the segment’s contribution margin improved 1.9% when compared with the prior-year period, due to a 10.5% reduction in selling, marketing and warehouse expenses.

•	Distribution segment operating income decreased 18.9%, or $0.2 million, to $0.7 million in the first quarter of fiscal 2014 due to the reduction in gross profit.

•
Distribution segment EBITDA was $0.9 million, or 5.3% of segment sales, in the first quarter of fiscal 2014, compared with $1.1 million, or 6.6% of segment sales, in the first quarter of fiscal 2013.  See Note 1 on page 3 for a description of this non-GAAP financial measure and page 8 for the EBITDA Reconciliation table.

Strong and Flexible Balance Sheet

Net cash used in operations was $0.5 million for the fiscal 2014 first quarter, compared with $2.1 million in the prior-year period.  The improvement was primarily due to higher income and a reduction in working capital requirements.

Capital expenditures in the first quarter of fiscal 2014 were $0.4 million compared with $0.5 million in the first quarter of fiscal 2013, and were primarily to support the Service segment.  In addition, the Company sold an idle warehouse during the quarter for proceeds of $0.2 million and a small gain.

As of June 29, 2013, the Company had $11.3 million in availability under its $20 million secured revolving credit facility.

Outlook

Mr. Rudow concluded, “As we look forward to the remainder of fiscal 2014, we are optimistic about our ability to execute on our strategy for growth in revenue and income.  We expect year-over-year improvements in operating income for the balance of the year as we continue to benefit from our sales and marketing investments and the incremental impact of recent acquisitions.  Our Distribution segment will continue to be challenged because of the competitive marketplace but we expect to maintain our leading market position.”

NOTE 1 – Non-GAAP Financial Measures

In addition to reporting net income, a U.S. generally accepted accounting principle (“GAAP”) measure, we present EBITDA (earnings before interest, income taxes, depreciation and amortization), which is a non-GAAP measure.  The Company believes EBITDA allows investors to view its performance in a manner similar to the methods used by management and provides additional insight into its operating results.  EBITDA is not calculated through the application of GAAP and is not the required form of disclosure by the Securities and Exchange Commission.  As such, it should not be considered as a substitute for the GAAP measure of net income and, therefore, should not be used in isolation of, but in conjunction with, the GAAP measure.  The use of any non-GAAP measure may produce results that vary from the GAAP measure and may not be comparable to a similarly defined non-GAAP measure used by other companies.  See the attached EBITDA Reconciliation table on page 8.

Contribution margin, a non-GAAP financial measure, consists of gross profit less sales, marketing and warehouse expenses.  We believe contribution margin provides management and users of the financial statements information about our ability to cover our operating costs, such as technology and general and administrative expenses. Contribution margin is used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures.  The material limitation associated with the use of contribution margin is that it is an incomplete measure of profitability as it does not include all operating expenses or non-operating income and expenses.  Management compensates for these limitations when using this measure by looking at other GAAP measures, such as operating income (loss) and net income (loss).  For further details on contribution margin, see the calculation of this non-GAAP financial measure and the reconciliation of contribution margin to gross profit on page 9.

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Transcat Net Income Doubles on 14% Revenue Growth for Fiscal 2014 First Quarter
July 30, 2013

ABOUT TRANSCAT
Transcat, Inc. is a leading provider of accredited calibration, repair, inspection and compliance services including analytical instrument qualifications, equipment and process validation.  Targeted industries include life science, biotechnology, medical device, pharmaceutical and other FDA-regulated industries, industrial manufacturing, energy and utilities, chemical manufacturing and other industries.  Throughout its 18 strategically located centers of excellence in the United States, Canada and Puerto Rico, Transcat delivers precise services with reliable turn-around times. The breadth and depth of measurement parameters addressed by Transcat’s ISO/IEC 17025 scopes of accreditation are believed to be among the best in the industry.

In addition, Transcat operates as a leading distributor of professional grade handheld test, measurement and control instrumentation.  Through its distribution products segment, Transcat markets and distributes premier and propriety brand instruments to nearly 15,000 customers.  The Company offers access to more than 25,000 test, measurement and control products.

Transcat’s growth strategy is to expand its service and distribution platform comprised of a balanced suite of test products and analytical, calibration, compliance, and validation services.  The goal is to deliver specialized technical services with a quality assurance approach, which maximizes document accuracy and on-time job delivery.  Transcat answers the call with cGMP, GLP, and GXP compliant services. Transcat can provide life science companies with a reliable alternative service and product solution to the OEMs and to the “generalist” service providers who cannot meet the client’s specialized needs.

More information about Transcat can be found on its website at: transcat.com

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to risks, uncertainties and assumptions and are identified by words such as “expects,” “estimates,” “projects,” “anticipates,” “believes,” “could,” and other similar words.  All statements addressing operating performance, events, or developments that Transcat, Inc. expects or anticipates will occur in the future, including but not limited to statements relating to anticipated revenue, profit margins, sales operations, its strategy to build its sales representative channel, customer preferences and changes in market conditions in the industries in which Transcat operates are forward-looking statements. Because they are forward-looking, they should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties are more fully described in Transcat’s Annual and Quarterly Reports filed with the Securities and Exchange Commission, including under the heading entitled “Risk Factors.”  Should one or more of these risks or uncertainties materialize, or should any of the Company’s underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. In addition, undue reliance should not be placed on the Company’s forward-looking statements. Except as required by law, the Company disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this press release.

For more information contact:

John J. Zimmer, Chief Financial Officer
Phone: (585) 352-7777
Email:  jzimmer@transcat.com

-OR-

Deborah K. Pawlowski, Investor Relations
Phone: (716) 843-3908
Email: dpawlowski@keiadvisors.com

FINANCIAL TABLES FOLLOW

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Transcat Net Income Doubles on 14% Revenue Growth for Fiscal 2014 First Quarter
July 30, 2013

TRANSCAT, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In Thousands, Except Per Share Amounts)

	(Unaudited)
	First Quarter Ended
	June 29,	June 30,
	2013	2012

Distribution Sales	$16,971	$16,365
Service Revenue	11,739	8,732
Total Revenue	28,710	25,097

Cost of Distribution Sales	12,953	12,155
Cost of Services Sold	8,543	6,735
Total Cost of Revenue	21,496	18,890

Gross Profit	7,214	6,207

Selling, Marketing and Warehouse Expenses	3,701	3,441
Administrative Expenses	2,361	2,172
Total Operating Expenses	6,062	5,613

Operating Income	1,152	594

Interest and Other Expense, net	4	47

Income Before Income Taxes	1,148	547
Provision for Income Taxes	427	186

Net Income	$721	$361

Basic Earnings Per Share	$0.10	$0.05
Average Shares Outstanding	7,442	7,375

Diluted Earnings Per Share	$0.09	$0.05
Average Shares Outstanding	7,691	7,681

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Transcat Net Income Doubles on 14% Revenue Growth for Fiscal 2014 First Quarter
July 30, 2013

TRANSCAT, INC.
CONSOLIDATED BALANCE SHEETS
(In Thousands, Except Share and Per Share Amounts)

	(Unaudited)
	June 29,	March 30,
	2013	2013
ASSETS
Current Assets:
Cash	$577	$406
Accounts Receivable, less allowance for doubtful accounts of $117 and $118 as of June 29, 2013 and March 30, 2013, respectively	13,626	15,411
Other Receivables	1,479	977
Inventory, net	7,025	6,803
Prepaid Expenses and Other Current Assets	1,183	1,134
Deferred Tax Asset	1,106	1,087
Total Current Assets	24,996	25,818
Property and Equipment, net	6,654	6,885
Goodwill	17,508	17,592
Intangible Assets, net	3,395	3,691
Other Assets	1,136	1,061
Total Assets	$53,689	$55,047

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Accounts Payable	$6,474	$8,883
Accrued Compensation and Other Liabilities	3,545	3,979
Income Taxes Payable	344	465
Total Current Liabilities	10,363	13,327
Long-Term Debt	8,653	8,017
Deferred Tax Liability	545	551
Other Liabilities	1,591	1,502
Total Liabilities	21,152	23,397

Shareholders' Equity:
Common Stock, par value $0.50 per share, 30,000,000 shares authorized; 7,459,981 and 7,423,507 shares issued and outstanding as of June 29, 2013 and March 30, 2013, respectively	3,730	3,712
Capital in Excess of Par Value	10,759	10,616
Accumulated Other Comprehensive Income	486	481
Retained Earnings	17,562	16,841
Total Shareholders' Equity	32,537	31,650
Total Liabilities and Shareholders' Equity	$53,689	$55,047

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Transcat Net Income Doubles on 14% Revenue Growth for Fiscal 2014 First Quarter
July 30, 2013

TRANSCAT, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)

	(Unaudited)
	First Quarter Ended
	June 29,	June 30,
	2013	2012
Cash Flows from Operating Activities:
Net Income	$721	$361
Adjustments to Reconcile Net Income to Net Cash
Used in Operating Activities:
Gain on Disposal of Property and Equipment	(30)	-
Deferred Income Taxes	(34)	(218)
Depreciation and Amortization	729	600
Provision for Accounts Receivable and Inventory Reserves	116	70
Stock-Based Compensation Expense	113	75
Changes in Assets and Liabilities:
Accounts Receivable and Other Receivables	1,265	1,662
Inventory	(314)	(808)
Prepaid Expenses and Other Assets	(211)	(346)
Accounts Payable	(2,409)	(1,254)
Accrued Compensation and Other Liabilities	(330)	(2,089)
Income Taxes Payable	(121)	(147)
Net Cash Used in Operating Activities	(505)	(2,094)

Cash Flows from Investing Activities:
Purchase of Property and Equipment	(354)	(453)
Proceeds from Sale of Property and Equipment	218	-
Net Cash Used in Investing Activities	(136)	(453)

Cash Flows from Financing Activities:
Proceeds from Revolving Line of Credit, net	636	2,487
Payment of Contingent Consideration	-	(14)
Issuance of Common Stock	53	80
Net Cash Provided by Financing Activities	689	2,553

Effect of Exchange Rate Changes on Cash	123	6

Net Increase in Cash	171	12
Cash at Beginning of Period	406	32
Cash at End of Period	$577	$44

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Transcat Net Income Doubles on 14% Revenue Growth for Fiscal 2014 First Quarter
July 30, 2013

TRANSCAT, INC.
Fiscal Years 2014 and 2013
Additional Information

EBITDA Reconciliation
(In Thousands)
(Unaudited)

			FY2014

	Q1	Q2	Q3	Q4	YTD
Net Income	$721				$721
+ Interest Expense	26				26
+ Other (Income)	(22)				(22)
+ Tax Provision	427				427
Operating Income	$1,152	$-	$-	$-	$1,152
+ Depreciation & Amortization	729				729
+ Other Income	22				22
EBITDA	$1,903	$-	$-	$-	$1,903

Segment Breakdown

Service Operating Income	$461				$461
+ Depreciation & Amortization	555				555
+ Other (Expense)	(14)				(14)
Service EBITDA	$1,002	$-	$-	$-	$1,002

Distribution Operating Income	$691				$691
+ Depreciation & Amortization	174				174
+ Other Income	36				36
Distribution EBITDA	$901	$-	$-	$-	$901

			FY2013

	Q1	Q2	Q3	Q4	Total
Net Income	$361	$745	$782	$1,816	$3,704
+ Interest Expense	21	38	20	38	117
+ Other Expense	26	13	17	55	111
+ Tax Provision	186	384	402	1,042	2,014
Operating Income	$594	$1,180	$1,221	$2,951	$5,946
+ Depreciation & Amortization	600	621	724	757	2,702
+ Other (Expense)	(26)	(13)	(17)	(55)	(111)
EBITDA	$1,168	$1,788	$1,928	$3,653	$8,537

Segment Breakdown

Service Operating (Loss) Income	$(258)	$333	$(19)	$1,255	$1,311
+ Depreciation & Amortization	359	422	439	520	1,740
+ Other (Expense)	(18)	(14)	(18)	(34)	(84)
Service EBITDA	$83	$741	$402	$1,741	$2,967

Distribution Operating Income	$852	$847	$1,240	$1,696	$4,635
+ Depreciation & Amortization	241	199	285	237	962
+ Other (Expense) / Income	(8)	1	1	(21)	(27)
Distribution EBITDA	$1,085	$1,047	$1,526	$1,912	$5,570

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Transcat Net Income Doubles on 14% Revenue Growth for Fiscal 2014 First Quarter
July 30, 2013

TRANSCAT, INC.
Additional Information - Business Segment Data
(Dollars in Thousands)
(Unaudited)

			Change
SERVICE	FY 2014 Q1	FY 2013 Q1	$'s	%

Service Revenue	$11,739	$8,732	$3,007	34.4%
Cost of Services Sold	$8,543	$6,735	$1,808	26.8%
Gross Profit	$3,196	$1,997	$1,199	60.0%
Gross Margin	27.2%	22.9%

Selling, Marketing & Warehouse Expenses	$1,731	$1,240	$491	39.6%
Contribution Margin	$1,465	$757	$708	93.5%
% of Revenue	12.5%	8.7%

Administrative Expenses	$1,004	$1,015	$(11)	(1.1%)
Operating Income (Loss)	$461	$(258)	$719	278.7%
% of Revenue	3.9%	(3.0%)

			Change
DISTRIBUTION	FY 2014 Q1	FY 2013 Q1	$'s	%
Distribution Sales	$16,971	$16,365	$606	3.7%
Cost of Distribution Sales	$12,953	$12,155	$798	6.6%
Gross Profit	$4,018	$4,210	$(192)	(4.6%)
Gross Margin	23.7%	25.7%

Selling, Marketing & Warehouse Expenses	$1,970	$2,201	$(231)	(10.5%)
Contribution Margin	$2,048	$2,009	$39	1.9%
% of Sales	12.1%	12.3%

Administrative Expenses	$1,357	$1,157	$200	17.3%
Operating Income	$691	$852	$(161)	(18.9%)
% of Sales	4.1%	5.2%

			Change
TOTAL	FY 2014 Q1	FY 2013 Q1	$'s	%

Total Revenue	$28,710	$25,097	$3,613	14.4%
Total Cost of Revenue	$21,496	$18,890	$2,606	13.8%
Gross Profit	$7,214	$6,207	$1,007	16.2%
Gross Margin	25.1%	24.7%

Selling, Marketing & Warehouse Expenses	$3,701	$3,441	$260	7.6%
Contribution Margin	$3,513	$2,766	$747	27.0%
% of Revenue	12.2%	11.0%

Administrative Expenses	$2,361	$2,172	$189	8.7%
Operating Income	$1,152	$594	$558	93.9%
% of Revenue	4.0%	2.4%

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Transcat Net Income Doubles on 14% Revenue Growth for Fiscal 2014 First Quarter
July 30, 2013

DISTRIBUTION SALES PER BUSINESS DAY
(Dollars in Thousands)
(Unaudited)

			Change
	FY 2014 Q1	FY 2013 Q1	$'s	%
Distribution Sales	$16,971	$16,365	$606	3.7%
Business Days	64	63
Sales Per Business Day	$265	$260	$5	1.9%

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